UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24955 Interstate 45 North The Woodlands, TX		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 13, 2018, TETRA Technologies, Inc. (“TETRA”) entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with the members (the “Sellers”) of Swiftwater Energy Services, LLC, an Oklahoma limited liability company (“Swiftwater”), and Hunter J. Morris, in his capacity as Sellers Representative, providing for the purchase by TETRA of all of the issued and outstanding equity interests in Swiftwater (the “Acquisition”). Swiftwater is engaged in the business of providing water management and water solutions to oil and gas operators in the Permian Basin market.

Under the terms of the Purchase Agreement, consideration of $40 million of cash, subject to a working capital adjustment, and 7,772,021 shares of common stock (“Common Stock”), par value $0.01 of TETRA will be paid by TETRA at the closing. The shares of Common Stock were valued at $3.86 per share. The Sellers will also have the right to receive earnout payments, in an aggregate amount of up to $15 million, calculated on EBITDA and revenue (each as defined in the Purchase Agreement) of the combined water management business of both Swiftwater and of TETRA (the “Earnout Business”) in the Permian Basin in respect of the period from January 1, 2018 through December 31, 2019. The earn-out may be paid in cash or shares of Common Stock, at the election of TETRA.

The Purchase Agreement contains negotiated representations, warranties and covenants by the Sellers and TETRA, which are believed to be customary for transactions of this kind. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors and (iii) were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in TETRA’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

The Purchase Agreement contains agreements relating to the operation of the business of Swiftwater in the ordinary course pending the closing and other matters relating to the parties’ obligations prior to and after the closing. The Purchase Agreement also contains agreements relating to the operation of the Earnout Business in the ordinary course from the closing through December 31, 2019. The Purchase Agreement contains indemnification provisions which are believed to be customary for transactions of this type. The parties’ obligations for a breach of representations and warranties and related indemnification, in some cases, only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time. The parties have secured representation and warranty insurance for the benefit of TETRA in the transaction.

In connection with the execution of the Purchase Agreement, key members of Swiftwater management, including Hunter J. Morris, Swiftwater’s Chief Executive Officer and President, entered into employment agreements and confidentiality, non-competition and non-solicitation agreements that will become effective upon consummation of the Acquisition. The Sellers have also entered into lock-up agreements that restrict the resale of any shares of Common Stock received in the Acquisition for a period ranging from six months to up to three years. The parties’ obligations to consummate the transactions are subject to satisfaction of customary closing conditions and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The transactions contemplated by the Purchase Agreement are expected to close during the first quarter of 2018.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which will be attached as an exhibit to TETRA’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 regarding the issuance of the Common Stock pursuant to the Purchase Agreement is incorporated by reference into this Item 3.02. As part of the aggregate consideration payable at the closing, TETRA will issue the number of shares of Common Stock set forth above. The issuance of the Common Stock will be made in reliance upon an exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy securities of TETRA.

Item 7.01 Regulation FD Disclosure

On February 14, 2018, TETRA issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 14, 2018, issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

Dated: February 14, 2018	By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Senior Vice President & General Counsel